SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): August 16, 2000


                            FORESTINDUSTRY.COM, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)




          Delaware                   0-26673                     98-0207081
-----------------------------   ---------------------       --------------------
(State or other jurisdiction    (Commission File No.)          (IRS Employer
     of incorporation)                                       Identification No.)



       Suite 504 - 999 Canada Place, Vancouver, British Columbia, V6C 3E1
       ------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (604) 632-3802




         (Former name or former address if changed since last report.)




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Item 2.  Acquisition or Disposition of Assets

     On August 16, 2000, the Company signed a non-binding letter of intent to acquire all of the issued and outstanding shares of C.C. Crow Publications, Inc. in exchange for the issuance of 400,000 shares of the common stock of the Company and payment of $330,000 at the final closing date. The closing date for the final agreements will be on or before December 31, 2000. The Company issued 400,000 shares of common stock in escrow until the closing date, to be accounted for by the Company at fair market value or $424,800. The acquisition is subject to both parties completing their respective due diligence investigations. A portion of 400,000 shares, 125,000 common shares, have been issued as a non-refundable deposit.

     C.C. Crow Publications Inc. commenced operations in 1921 and was incorporated on May 24, 1956 in the State of Oregon. Crow's principal business activity is the weekly publication of a market report for the softwood industry. The sole owner and President of Crow's is Frank Vetorino. Upon closing, all of the officers and directors of Crow's will resign and the Company's president, Joe Perraton will be appointed as the president of Crows which will be a wholly-owned subsidiary. C.C. Crow Publications, Inc. has few tangible assets, however, they maintain a subscriber base of 1,721 subscribers to their market reports and publish a monthly trade journal.

Item 7.  Financial Statements, Pro Forma Financial Information

(a) Financial Statements of Business Acquired will be provided upon the final closing date.

(b) Pro Forma Financial Information will be provided upon the final closing date.

(c)  Exhibits

      10.   Letter of Intent

      99.   Press Release





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                                      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 29 , 2000

                                                 forestindustry.com, Inc.



                                      By:   /s/ JOE PERRATON
                                                -----------------------
                                                Joe Perraton, President